AMENDMENT TO HELMSTAR GROUP, INC.
                        1990 INCENTIVE COMPENSATION PLAN




         The Helmstar Group, Inc. 1990 Incentive Compensation Plan is hereby amended, effective June 5, 1996, as follows:

        Section 3 is amended in its entirety to read as follows:

        3.  SHARES SUBJECT TO THE PLAN

         The maximum aggregate number of shares as to which awards or options may at any time be granted under this Plan shall be 750,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Shares"), subject to adjustment as provided in Section 2 of Article V hereof. Such Common Shares may be either authorized but unissued shares, or shares previously issued and reacquired by the Company. If and to the extent options granted under the Plan terminate, expire or are cancelled without having been exercised, or shares awarded under the Restricted Stock Plan shall be forfeited, new options may be granted with respect to the shares covered by the terminated, expired or cancelled options and forfeited shares may be reissued under the Restricted Stock Plan.